SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549
                           -----------------------------
                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  January 27, 1999

                            BORG-WARNER AUTOMOTIVE, INC.
                 (Exact Name of Registrant as Specified in Charter)


DELAWARE                      1-12162                       13-3404508
(State or Other               (Commission File Number)      IRS Employer
Jurisdiction of                                             Identification
Incorporation)                                              Number

                 200 SOUTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60604
(Address of Principal Executive Offices)          (Zip Code)

         Registrant's telephone number, including area code: (312) 322-8500




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Item 5.  Other Events.

     On January 27, 1999, a lawsuit was filed in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated December 17, 1998, among Borg-Warner Automotive, Inc. ("Borg-Warner Automotive"), BWA Merger Corp. ("Merger Sub") and Kuhlman Corporation ("Kuhlman"). The lawsuit, a purported class action entitled Alan Freberg v. Robert S. Jepson, Jr. et al., C.A. 16919 NC, was filed in the Court of Chancery of the State of Delaware, New Castle County, naming Kuhlman, certain individual directors of Kuhlman, Borg-Warner Automotive and Merger Sub as defendants. Plaintiff, purporting to represent the stockholders of Kuhlman, alleges that the director defendants breached their fiduciary duties to stockholders by, among other things, causing Kuhlman to enter into the Merger Agreement with Borg-Warner Automotive "without making the requisite effort to obtain the best offer possible." Plaintiff also alleges, among other things, that the proxy statement disseminated to Kuhlman stock-holders in connection with the Merger Agreement contained insufficient disclosure. The complaint seeks damages and seeks to enjoin the merger or, if the merger is completed, to obtain rescission of the merger or rescissory damages. Plaintiff alleges that Borg-Warner Automotive aided and abetted alleged violations by the other defendants.

     Borg-Warner Automotive believes the lawsuit is without merit and intends to defend against such allegations vigorously, if and when it is served with this action.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 1, 1999

                              BORG-WARNER AUTOMOTIVE, INC.



                              By:  /s/ Vincent M. Lichtenberger
                              ---------------------------------
                              Name:  Vincent M. Lichtenberger
                              Title: Assistant Secretary